400 Chestnut Ridge Road	N E W S R E L E A S E
Woodcliff Lake, NJ 07677
201-930-3300

CONTACT: Carol A. Cox, 201-930-3720	EMAIL: ccox@barrlabs.com
Duramed to Acquire FEI Women’s Health and Its ParaGard® IUD Product
Expands Women’s Healthcare Portfolio to Include Unique, Non-Hormone Contraceptive Product
Woodcliff Lake, NJ – October 18, 2005 ... Duramed Pharmaceuticals, Inc., a subsidiary of Barr Pharmaceuticals, Inc. (NYSE: BRL), today announced that it has signed a definitive agreement to acquire FEI Women’s Health, LLC, for $281.5 million in a strategic transaction that will expand the Company’s presence into the non-hormone contraceptive product marketplace. FEI owns the New Drug Application (NDA) for the ParaGard® T 380A (Intrauterine Copper Contraceptive) IUD, which is approved for continuous use for the prevention of pregnancy for up to 10 years. ParaGard® was approved in 1984 and has been marketed in the United States since 1988. Sales of ParaGard® in the United States and internationally were approximately $48 million for calendar year 2004.
This transaction is subject to the satisfaction of certain conditions, including Hart-Scott-Rodino antitrust filings. Barr said it expects to close the transaction before December 31, 2005.
“With this transaction, we will expand our commitment to contraception beyond oral contraceptive products into a new arena for the Company,” said Bruce L. Downey, Barr’s Chairman and Chief Executive Officer. “IUDs represent an under-utilized contraceptive option for women in the United States, and we believe that we are well positioned to grow this category through consumer and professional education and marketing. Adding ParaGard® to our portfolio of products will provide new opportunities for our Specialty Sales Force, which we anticipate increasing substantially from the current 40-person level as a result of this transaction. In addition, this transaction further strengthens our commitment to leadership in female healthcare by offering enhanced contraceptive options, particularly given that ParaGard® is the only hormone-free IUD, and the only product approved for continuous use for a 10-year period.”
“More than 76 million women worldwide have safely utilized ParaGard® over the past 17 years,” Downey continued. “We believe that the uniqueness of this safe and effective product, combined with our position in the contraceptive marketplace, and our targeted female healthcare sales and marketing capabilities, will enable us to realize significant value from this acquisition.”
FEI is a women’s health care company that manufactures, sells and markets the ParaGard® T 380A. ParaGard® is the only contraceptive approved for 10 years of continuous use and is more than 99% effective at preventing pregnancy.

FEI currently promotes ParaGard® in the United States to female healthcare practitioners and public health institutions with its 50-person Specialized Sales Force established in late 2004. ParaGard® is known as the Copper T Model TCu 380A outside the United States .
Financial Impact
Excluding charges associated with the acquisition, including amortization charges related to an inventory write-up, Barr anticipates that the transaction will be neutral to earnings in fiscal 2006 and accretive for fiscal 2007 and thereafter.
Safety Information on ParaGard®
ParaGard® does not protect against HIV/AIDS or other sexually transmitted diseases. A woman must not use ParaGard® if she currently has acute Pelvic Inflammatory Disease (PID) or engages in current behavior suggesting a high risk for PID. ParaGard® is also not an option for women who might be pregnant, have had a post-pregnancy or post-abortion uterine infection in the past 3 months, have cancer of the uterus or cervix, have an infection in the cervix, have an allergy to any component of ParaGard®, or have Wilson’s disease.
The most common side effects of ParaGard ® are heavier and longer periods for a few months after placement; some women have spotting between periods. For most women, this typically subsides after a few months. If you ever miss a period, call your healthcare professional without delay, as you might be pregnant.
Some possible serious complications that have been associated with intrauterine contraceptives, including ParaGard ® , are pelvic inflammatory disease (PID), perforation of the uterus, and expulsion (where the contraceptive falls completely or partially out of the uterus).
Barr Pharmaceuticals, Inc. is a holding company whose principal subsidiaries, Barr Laboratories, Inc. and Duramed Pharmaceuticals, Inc., develop, manufacture and market generic and proprietary pharmaceuticals.
Forward-Looking Statements
Except for the historical information contained herein, the statements made in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by their use of words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates” and other words of similar meaning. Because such statements inherently involve risks and uncertainties that cannot be predicted or quantified, actual results may differ materially from those expressed or implied by such forward-looking statements depending upon a number of factors affecting the Company’s business. These factors include, among others: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the outcome of litigation arising from challenging the validity or non-infringement of patents covering our products; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; our ability to complete product development activities in the timeframes and for the costs we expect; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies and products we acquire and implementing our new enterprise resource planning system; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; changes in generally accepted accounting principles; and other risks detailed from time-to-time in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended June 30, 2005.
The forward-looking statements contained in this press release speak only as of the date the statement was made. The Company undertakes no obligation (nor does it intend) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required under applicable law.
[EDITOR’S ADVISORY: Barr Pharmaceuticals, Inc. news releases are available free of charge through PR Newswire’s News On-Call site at http://www.prnewswire.com/comp/089750.html. Barr news releases and corporate information are also available on Barr’s website (www.barrlabs.com). For complete indications, warnings and contraindications, contact Barr Laboratories’ Product Information Department at 1-800-Barr Lab. All trademarks referenced herein are the property of their respective owners.]
# # #